Exhibit 10.2

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of September 21, 2021 (this “Agreement”) relating to the Credit Agreement dated as of December 22, 2017 (as amended by that certain First Amendment to Credit Agreement, dated as of June 15, 2020, that certain Incremental Assumption Agreement No. 1, dated as of July 20, 2020, Incremental Assumption Agreement No. 2, dated as of July 20, 2020, and as it may be further amended, restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) among CAESARS RESORT COLLECTION, LLC, a Delaware limited liability company (the “Initial Borrower”), the other borrowers party thereto from time to time, the LENDERS party thereto from time to time, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”) and U.S. BANK NATIONAL ASSOCIATION, as collateral agent.

RECITALS:

WHEREAS, the Initial Borrower has requested, and each Lender holding Term B-1 Loans (after giving effect to the replacement of any Non-Consenting Lenders pursuant to Section 3) has agreed by delivery of its consent to this Agreement to the Administrative Agent, to reduce the Applicable Margin on the Term B-1 Loans; and

WHEREAS, the Initial Borrower has appointed Credit Suisse Loan Funding LLC, JPMorgan Chase Bank, N.A., Deutsche Bank Securities Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, Macquarie Capital (USA) Inc., Truist Securities, Inc., U.S. Bancorp Investments, Inc., and Citizens Capital Markets, Inc. (the “Second Amendment Arrangers”) as joint lead arrangers and joint bookrunners in connection with this Agreement.

NOW, THEREFORE, the parties hereto therefore agree as follows:

SECTION 1. Defined Terms; References. Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Agreement becomes effective, refer to the Credit Agreement as amended hereby.

SECTION 2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following new defined term in appropriate alphabetical order therein:

““Second Amendment Effective Date” shall mean September 21, 2021.”

(b) Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (ii) of the definition of “Applicable Margin” therein as follows:

“(ii) with respect to any Term B-1 Loan, 3.50% per annum in the case of any Eurocurrency Loan and 2.50% per annum in the case of any ABR Loan,”

(c) Section 2.11(a)(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(iii) In the event that, on or prior to the date that is six months after the Second Amendment Effective Date, the Borrowers shall (x) make a voluntary prepayment of the Term B-1 Loans pursuant to Section 2.11(a) with the proceeds of, or any conversion of Term B-1 Loans into, any substantially concurrent issuance solely by the Borrowers of a new or replacement tranche of long-term senior secured first lien term loans incurred solely by the Borrowers, the primary purpose of which is to (and which does) reduce the All-in Yield of such Term B-1 Loans (other than, for the avoidance of doubt, with respect to securitizations) or (y) effect any amendment to this Agreement the primary purpose of which is to (and which does) reduce the All-in Yield of the Term B-1 Loans (other than, in the case of each of clauses (x) and (y), in connection with a Change in Control, a transformative acquisition or investment referred to in the last sentence of this paragraph, a refinancing of Indebtedness originally incurred in accordance with Section 6.01(ii) or under the CEI Credit Agreement, under the CEI Secured Notes, under the CEI Unsecured Notes, under the 2020 CRC Secured Notes, under the Senior Unsecured Notes or any other transaction not permitted by the Loan Documents), the Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders holding Term B-1 Loans, (A) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Term B-1 Loans so prepaid and (B) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the Term B-1 Loans for which the All-in Yield has been reduced pursuant to such amendment. Such amounts shall be due and payable on the date of such prepayment or the effective date of such amendment, as the case may be. For purposes of this Section 2.11(a)(iii), a “transformative” acquisition or investment is any acquisition or investment by any Borrower or any Subsidiary that (i) is not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or investment or (ii) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or investment, would not provide the Borrowers and their Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrowers in good faith.”

SECTION 3. Replacement of Non-Consenting Lenders. The Initial Borrower shall be deemed to have exercised its right pursuant to Section 2.19(c) of the Credit Agreement to require that each Non-Consenting Lender assign and delegate, without recourse, all interests, rights and obligations under the Credit Agreement with respect to the Term B-1 Loans to Credit Suisse AG, Cayman Islands Branch, as replacement lender (in such capacity, the “Replacement Lender”), which assignment shall occur immediately and automatically upon satisfaction of the condition in Section 5(d) below, and the Replacement Lender agrees to accept each such assignment.

SECTION 4. Representations of the Initial Borrower. The Initial Borrower represents and warrants that:

(a) the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof after giving effect hereto with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects as of such earlier date); and

(b) no Event of Default or Default is continuing on and as of the date hereof after giving effect hereto.

SECTION 5. Conditions. This Agreement shall become effective as of the first date (the “Second Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(a) the Administrative Agent (or its counsel) shall have received (x) from each Loan Party, the Majority Lenders for the Term B-1 Facility (determined before giving effect to the replacement of any Non-Consenting Lenders) and each Lender holding Term B-1 Loans (after giving effect to the replacement of any Non-Consenting Lenders) (i) a consent to this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of a signed signature page of this Agreement) that such party has signed a consent to this Agreement and (y) from the Administrative Agent, an executed counterpart to this Agreement;

(b) the representations and warranties set forth in Section 4 above shall be true and correct;

(c) any fees and reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP) owing by the Initial Borrower to the Administrative Agent and the Second Amendment Arrangers and invoiced prior to the date hereof shall have been paid in full (subject to any agreed-upon limits contained in any letter agreement with the Administrative Agent or its affiliates or such Second Amendment Arrangers or their respective affiliates entered into in connection with this Agreement); and

(d) (i) all Obligations of the Initial Borrower owing to any Non-Consenting Lender being replaced pursuant to Section 3 shall be paid in full to such Non-Consenting Lender concurrently with the assignment described in Section 3) and (ii) the Replacement Lender shall pay to each such Non-Consenting Lender an amount equal to the principal amount of the Term B-1 Loans held by such Non-Consenting Lender plus accrued and unpaid interest thereon.

SECTION 6. Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

SECTION 7. Confirmation of Guaranties and Security Interests. By signing this Agreement, the Initial Borrower (on behalf of itself and each of the Subsidiary Loan Parties) hereby confirms that (i) the obligations of the Initial Borrower and each of the Subsidiary Loan Parties under the Credit Agreement as modified hereby and the other Loan Documents (x) are entitled to the benefits of the guarantees and the security interests set forth or created in the Collateral Agreement and the other Loan Documents and (y) constitute Loan Obligations and (ii) notwithstanding the effectiveness of the terms hereof, the Collateral Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects after giving effect to the amendments contemplated by this Agreement. The Initial Borrower (on behalf of itself and each of the Subsidiary Loan Parties) ratifies and confirms that all Liens granted, conveyed, or assigned to any Agent by such person pursuant to each Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Loan Obligations as modified hereby.

SECTION 8. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually signed original.

SECTION 9. Miscellaneous. This Agreement shall constitute a Loan Document for all purposes of the Credit Agreement. The Initial Borrower shall pay all reasonable fees, costs and expenses of the Administrative Agent as agreed to between the parties incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby (in the case of any such fees and reasonable out-of-pocket expenses incurred in connection with this Agreement, subject to any agreed-upon limits contained in any letter agreement with the Administrative Agent or its affiliates entered into in connection with this Agreement). The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 10. Electronic Execution. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation consents and waivers) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept electronic signatures in any form or in any format in the event that the Administrative Agent shall have notified the Initial Borrower in writing that a manually executed signature is required with regard to any one or more documents.

SECTION 11. Tax Matters. After the Second Amendment Effective Date, the parties shall treat all of the Term B-1 Loans as one fungible tranche for U.S. federal income tax purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INITIAL BORROWER:

CAESARS RESORT COLLECTION, LLC, as Initial Borrower

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

ADMINISTRATIVE AGENT:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Replacement Lender

By:	/s/ Whitney Gaston
Name: Whitney Gaston
Title: Authorized Signatory

By:	/s/ Nawshaer Safi
Name: Nawshaer Safi
Title: Authorized Signatory